UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 5, 2018

Madison Ventures Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-188753	None
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

1810 E Sahara Ave., Suite 583, Las Vegas, NV 89104

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (866) 239-0577

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 5, 2018, holders of 15,820,000 shares of our common stock, representing approximately 53.8% of outstanding shares of our common stock, approved, by written consents, an amendment to the articles of incorporation of our company to change the name of our company from “Madison Ventures Inc.” to “Viabuilt Ventures Inc.” On July 5, 2018, there were no written consents received by our company representing a vote against, abstention or broker non-vote with respect to the proposal to change the name.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Madison Ventures Inc.

July 5, 2018	By:	/s/ William Shawn Clark
William Shawn Clark
President, CEO, CFO, Secretary and Treasurer

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